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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               Amendment No. 1 to
                                   FORM 8-K/A


                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                   May 4, 2000
                                   -----------
                      (Date of the earliest event reported)


                              Laser Photonics, Inc.
                              ---------------------
             (Exact name of Registrant as specified in its charter)




         Delaware                        0-11635                59-2858100
-----------------------------          ------------          -------------------
(State or other jurisdiction-          (Commission            (I.R.S. Employer
    of incorporation)                  File Number)          Identification No.)


2431 Impala Drive, Carlsbad, California                             92008
----------------------------------------                          ----------
(Address of principal executive offices)                          (Zip Code)

                                  760-602-3300
                                  ------------
               Registrant's telephone number, including area code



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ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         a. On May 4, 2000, Laser Photonics, Inc., a Delaware corporation (the "Company") terminated its relationship with Hein + Associates LLP ("Hein + Associates"), as principal independent accountants for the Company. The decision to terminate Hein + Associates as principal independent accountants for the Company was approved by the Company's Board of Directors on May 4, 2000.

         In connection with the audits for the three (3) most recent fiscal years ended December 31, 1999, 1998 and 1997 and the subsequent interim period through May 4, 2000, there were no disagreements between Hein + Associates and the Company, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Hein + Associates would have caused Hein + Associates to make reference in connection with its report for the related periods with respect to the subject matter of the disagreement.

         The audit reports of Hein + Associates on the consolidated financial statements of the Company, as of and for the fiscal years ended December 31, 1999, 1998 and 1997, did not contain any adverse opinion, or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles.

         The Company is in the process of engaging new principal independent accountants for the Company.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

         (c) Exhibits.
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               16.1 Letter re change in certifying accountant


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        LASER PHOTONICS, INC.



Dated: May 11, 2000                      By: /s/ Dennis McGrath
                                           -------------------------------------
                                           Dennis McGrath
                                           Chief Financial Officer